(Letterhead of Robertson Stromberg)




 Re: Registration Statement of Potash Corporation of Saskatchewan Inc.
     on Form S-3 (No. 333-27685)
     ----------------------------------------------------------------

          We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus supplement relating to the Registrant's Registration Statement on Form S-3 (No. 333-27685).

          In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.



                                                       ROBERTSON STROMBERG








Saskatoon, Saskatchewan, Canada
May 10, 2001